UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On October 22, 2013, RadioShack Corporation (the “Company”) issued a press release containing certain information with respect to its third quarter 2013 financial results.  A copy of the press release is furnished as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2013, the Company announced that after 33 years of service with the Company, Mr. Martin Moad retired from his role as the Company’s Controller and Principal Accounting Officer, effective October 16, 2013.  Mr. Moad will remain with the Company as a Vice President of Finance until December 27, 2013.

In addition, on October 22, 2013, the Company announced that it appointed Mr. William (Bill) Russum as the Company's new Vice President, Controller and Principal Accounting Officer effective October 16, 2013.  Mr. Russum, age 50, has served as the Company's Controller - Retail, since 2004.  Mr. Russum previously served as a Assistant Controller, and Accounting Manager.

There is no arrangement or understanding with any other person pursuant to which Mr. Russum was appointed as principal accounting officer, and there are no family relationships between Mr. Russum and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Russum that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1	Press Release, dated October 22, 2013, “RadioShack Reports Financial Results for Third Quarter 2013”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: October 22, 2013	/s/ Holly Fielder Etlin
Holly Fielder Etlin
Interim Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated October 22, 2013, “RadioShack Reports Financial Results for Third Quarter 2013”

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